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                                                                      EXHIBIT 15

September 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: The Hertz Corporation Registration Statements on Form S-3 (File No. 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and
333-32868).

Commissioners:

We are aware that our reports dated July 11, 2003 and April 11, 2003 on our reviews of interim financial information of the Hertz Corporation (the "Company") as of and for the periods ended June 30, 2003 and March 31, 2003 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in the above referenced Registration Statements.


Very truly yours,



PricewaterhouseCoopers LLP